Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment No. 1 of NPC International, Inc. (the “Company”) on Form 10-K/A for the year ended December 25, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Troy D. Cook, Executive Vice-President—Finance, Chief Financial Officer, Secretary and Treasurer of NPC International, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 11, 2008

/s/ Troy D. Cook
Troy D. Cook
Executive Vice-President - Finance, Chief Financial Officer, Secretary and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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